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                                                                      Exhibit 99


                          CITIZENS BANKING CORPORATION
                         ALL-EMPLOYEE STOCK OPTION PLAN


1.   PURPOSE

     The purpose of the Citizens Banking Corporation All-Employee Stock Option Plan (the "Plan") is to further the success of Citizens Banking Corporation (the "Corporation") by making shares of the Corporation's Common Stock ("Common Stock") available for purchase through the grant of options that may be exercised by eligible employees of the Corporation or its subsidiaries. The Corporation's board of directors (the "Board") believes that such action by the Corporation will provide an additional incentive to such persons to continue their relationship with the Corporation and will incent such persons to have a greater interest in the Corporation's success.

2.   STOCK SUBJECT TO PLAN

     Subject to the provisions of Section 9 of the Plan, the Board shall reserve for issuance upon the exercise of the options an aggregate of 555,000 authorized and unissued shares of Common Stock. Options granted hereunder are intended to constitute a one-time grant. No new options will be granted after the initial May 18, 2000 grant.

3.   ADMINISTRATION

     The Board shall designate the Compensation and Human Resource Committee (the "Committee") to administer the Plan. The Committee shall report its actions to the Board. Except as otherwise expressly provided in the Plan, the Committee shall have absolute discretionary authority (a) to determine the time when options shall be granted; (b) to interpret the Plan; (c) to prescribe, amend, and rescind rules and regulations relating to the Plan; (d) to determine any amendments of the terms and provisions of options granted under the Plan, including such terms and provisions as shall be required in the Committee's judgment to conform to any change in any applicable law or regulation; and (e) to make all other determinations the Committee shall deem necessary or advisable for the Plan's administration.

The Committee, at its sole discretion, may delegate certain duties and responsibilities related to the administration of this Plan.

4.   ELIGIBILITY

     A. Subject to the provisions of Section 4B below, full time and part time employees of the Corporation or its subsidiaries (the "Participants") shall be eligible to receive nonqualified stock options under the Plan. Options will be granted in the amounts set forth below generally on the basis of full time and part time status, as follows:

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-    Full time employees will receive an option for 200 shares
-    Part time employees will receive an option for 100 shares

     B. Notwithstanding the foregoing, no employee who received an option grant under the Citizens Banking Corporation Third Amended Stock Option Plan in May of 2000 shall be eligible to receive options under this Plan. Further, no temporary employee (full-time or part-time), employee who is on any type of leave exceeding six (6) months in duration or employee on termination warning shall be eligible to receive options under this Plan.

5.   OPTION PRICE

     Options under this plan will be granted with an exercise price that is the Fair Market Value of the Common Stock on the date of the grant. Fair Market Value shall mean the average of the high and low sale prices of Common Stock transactions on the NASDAQ Stock Market as reported in The Wall Street Journal for the date of grant. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

6.   EXERCISE OF OPTION

     A. The period during which an option may be exercised shall be ten (10) years from the date on which the option is granted. Notwithstanding the foregoing no option granted under this Plan may be exercised during the first six (6) months from the date on which the option is granted. Further, the term of each option shall not extend for more than the period prescribed in Sections 8 and 10 of this Plan. An option may be exercised in whole or in part; provided however, if an option is exercised in part, it must be exercised in lots of 50 shares. Options will vest after three years from the date on which the option is granted or when Earnings per Share for the Corporation (on a fully diluted rolling 4 quarter basis) increases to $2.65, whichever shall occur first. In the sole discretion of the Committee, Earnings per Share may exclude extraordinary gains and losses not related to normal business operations. The purchase price of the shares of Common Stock subject to the option shall be paid in full upon the exercise of the option. The purchase price may be paid in cash or in whole or in part by surrendering shares of Common Stock that have been held for at least six (6) months. If shares are used to pay all or part of the purchase price, the cash and any shares surrendered must have a fair market value (determined as of the closing price of the Common Stock on the NASDAQ Stock Market as reported in The Wall Street Journal for the immediately preceding date on which there were Common Stock transactions prior to the date on which the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, are surrendered to the Corporation) that is not less than the purchase price for the number of shares for which the option is being exercised. All participants in the Plan authorize withholding from their wages upon exercise of an option to satisfy the applicable income and employment tax withholding requirements. The holder of an option under the Plan shall not have any of the rights of a shareholder with respect to the Common Stock subject to the option until such shares shall be issued to him or her upon the exercise of the option and payment of the purchase price.

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     B. Any option granted under the Plan may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price, in accordance with a written agreement between the Corporation and the brokerage firm.

7.   TRANSFERABILITY OF OPTION

     No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution (including by pledge or hypothecation) and shall be exercisable only by the Participant or his or her duly appointed legal representative.

8.   TERMINATION OF RELATIONSHIP WITH THE CORPORATION

     (a) If prior to the date that an option first becomes exercisable, a Participant's employment is terminated, the Participant's right to exercise the option shall terminate and all rights thereunder shall cease.

     (b) If, on or after the date an option first becomes exercisable, a Participant's employment is terminated for any reason other than death, disability (as defined in Section 22(e) of the Internal Revenue Code of 1986, as amended), or retirement (as defined in the Corporation's Amended and Restated Pension Plan for Employees), the Participant shall have the right, at any time before the earlier of (i) the expiration of the option, and (ii) three (3) months after termination of employment to exercise the option to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the option in effect on the date of exercise.

     (c) If, on or after the date that an option first becomes exercisable, a Participant dies while an option is still exercisable, the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right at any time before the expiration of the option to exercise the option to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise.

     (d) If, on or after the date that an option first becomes exercisable, a Participant terminates employment due to disability, the Participant shall have the right, at any time before the earlier of (i) the expiration of the option, and (ii) one year after termination of employment, to exercise the option to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the option in effect on the date of exercise. If the Participant dies after termination of employment while the option is still exercisable, the option shall be exercisable in accordance with the terms of Subsection (c) above.


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     (e) If, on or after the date that an option first becomes exercisable, a
Participant terminates employment due to retirement, the Participant shall have the right, at any time before the expiration of the option to exercise the option to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the option in effect on the date of exercise.

     (f) The Committee, at the time of a Participant's termination of employment, may accelerate a Participant's right to exercise an option or extend the exercise period of an option.

     (g) Shares subject to options that are not exercised in accordance with the provisions of (a) through (f) above shall expire and be forfeited by the Participant.

     Nothing in the Plan or any option granted pursuant to the Plan shall (i) confer on any individual any right to continue in the employ of the Corporation or (ii) interfere in any way with the Corporation's right to terminate such individual's employment at any time.

9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     The total amount of Common Stock for which options may be granted under this Plan, and the number of shares subject to any such grants (both as to the number of shares of Common Stock and the option price), shall be automatically adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

     The calculation of the foregoing adjustments shall be made by the Committee. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an option.

10.  CHANGE IN CONTROL OF CORPORATION/EXERCISE REQUIREMENTS

     Notwithstanding anything contained in this Plan to the contrary, upon a Change in Control of the Corporation, any outstanding option granted hereunder immediately shall become exercisable in full. In connection with a Change in Control, the Board, in its sole discretion, may arrange for (i) the substitution of any outstanding options under the Plan with options of equivalent value from the acquiring (or surviving) entity; (ii) the assumption of any outstanding options under the Plan by the acquiring (or surviving entity); (iii) the cancellation and cash-out of any outstanding options under the Plan; or (iv) the forfeiture of any outstanding options under the Plan if not exercised within a designated time-period after delivery of reasonable notice. For purposes of this Agreement, a "Change in Control" shall mean:

     A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

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Exchange Act) of 20% or more of either (1) the then outstanding shares of Common
Stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and
(3) of subparagraph C of this section 10; or

     B. Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened election contest with respect to the election or removal of directors or other actual or solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the Corporation; or

     C. Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business

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Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Corporation, providing for such Business Combination; or

     D. Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

11.  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

     The Board may at any time suspend or terminate this Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted under the Plan may conform to any changes in the law or in any other respect which the Board may deem to be in the best interest of the Corporation. No termination, modification, or amendment of the Plan without the consent of the Participant to whom any option shall have been previously granted shall adversely affect such Participant's rights under such option.

12.  EFFECTIVENESS OF THE PLAN

     This Plan shall become effective on such date as the Board shall determine (the "Effective Date"). The exercise of each option granted pursuant to the Plan shall be subject to the condition that if at any time the Corporation shall determine in its discretion that (a) the satisfaction of withholding tax or other withholding liabilities, (b) the listing on any securities exchange or the registration or qualification under any state or federal law of any shares of Common Stock otherwise deliverable upon its exercise, or (c) the consent or approval of any regulatory body or the shareholders is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares of Common Stock pursuant to such exercise, then, in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Corporation.

13.  TIME OF GRANTING OPTIONS

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or the Committee will constitute the granting of an option pursuant to the Plan. The granting of an option pursuant to the Plan will occur only when written notice thereof is delivered by and on behalf of the Corporation to the Participant to whom such option is to be granted.

14.  APPLICABLE LAW

     Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of Michigan.




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     IN WITNESS WHEREOF, the Corporation has caused the Plan to be executed by the action of its duly authorized officers this 18th day of May, 2000.

                                       Citizens Banking Corporation


                                       By:  /s/ Robert J. Vitito
                                          --------------------------------------
                                       Name:    Robert J. Vitito
                                       Title:   Chairman, President and Chief
                                                    Executive Officer

ATTEST:

/s/ Thomas W. Gallagher
------------------------------------
Secretary